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                                                                       EXHIBIT 8
                                January 9, 1998



Commerce Bancshares, Inc.
1000 Walnut, 18th Floor
Kansas City, Missouri  64105

Pittsburg Bancshares, Inc.
City National Bank of Pittsburg
100 S. Broadway
Pittsburg, KS 66762

Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg Shareholders

         Re: Commerce Bancshares, Inc. Acquisition of Pittsburg Bancshares, Inc. and City National Bank of Pittsburg

Ladies and Gentlemen:

     You have asked for our opinion about the Federal income tax consequences of the proposed acquisition of (i) Pittsburg Bancshares, Inc. ("Pittsburg") by Commerce Bancshares, Inc. ("Commerce") and (ii) minority owned shares of City National Bank of Pittsburg ("Bank") by Pittsburg in exchange for voting common stock of Commerce in the manner described below. In our opinion, the proposed acquisition of Pittsburg will constitute a tax-free reorganization both within the meaning of section 368(a)(1)(A) (as amplified by 368(a)(2)(E)) and section 368(a)(1)(B) of the Internal Revenue Code (the "Code"). Further, in our opinion, the proposed acquisition of the shares of Bank not owned by Pittsburg will constitute a tax-free reorganization within the meaning of section 368(a)(1)(B) of the Code.

                             Proposed Transactions
                             ---------------------

     Pittsburg is a closely held bank holding company incorporated under the laws of Kansas. Pittsburg has 72,737.50 shares of $6.00 par value voting common stock issued and outstanding. Pittsburg has no other shares outstanding. Pittsburg owns 97 percent of the outstanding stock of Bank. Pittsburg acquired all of the Bank stock it currently owns in exchange for its own stock from transferors who owned all of Pittsburg's stock after the transfers. Such transfers qualified

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Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 2



as tax-free transfers under section 351 of the Code. The other 3 percent of Bank stock is held by minority shareholders.

     Commerce is a publicly traded bank holding company incorporated under the laws of Missouri. Commerce's $5.00 par value voting common stock is its only outstanding stock. Commerce owns all of the outstanding stock of CBI-Kansas ("CBI"), which is a bank holding company incorporated under the laws of Kansas.

     Under the Agreement and Plan of Reorganization Among Commerce Bancshares, Inc., Pittsburg Bancshares, Inc. and CBI-Kansas, Inc. (the "Agreement"), CBI will merge into Pittsburg pursuant to the laws of Kansas (the "Merger"). At the time of the Merger, each share of CBI common stock will be converted into a share of Pittsburg common stock. Concurrently, each share of Pittsburg's stock, except shares held by Commerce or any of its subsidiaries or by any dissenting Pittsburg shareholder, will be converted into shares of Commerce common stock.

     Under the Agreement, Pittsburg will offer to exchange shares of Commerce voting stock for the minority-held shares of Bank stock immediately following the Merger (the "Exchange"). The Bank shareholders will receive the same number of Commerce shares per Bank share as Pittsburg shareholders received per Pittsburg share in the Merger.

                                  Assumptions
                                  -----------

     We have made certain assumptions which are described below. Our opinion is conditioned on, among other things, the accuracy of such information, covenants, representations and assumptions as of the time the Merger is consummated.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, and the conformity with authentic originals of all copies of documents submitted to us.

     In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated under the Code, pertinent judicial authorities, interpretive rules by the Internal Revenue Service, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material
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Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 3


change in the authorities upon which our opinion is based, could affect our conclusions. In addition, we have made the following assumptions:

     1. The fair market value of the Commerce stock and other consideration received by each Pittsburg shareholder in the Merger will be approximately equal to the fair market value of the Pittsburg stock surrendered in the Merger.

     2. The fair market value of the Commerce stock received by each Bank shareholder in the Exchange will be approximately equal to the fair market value of the Bank stock surrendered in the Exchange.

     3. Following the Merger, Pittsburg will hold (i) at least 90 percent of the fair market value of its net assets, (ii) at least 70 percent of the fair market value of its gross assets, (iii) at least 90 percent of the fair market value of CBI's net assets, and (iv) at least 70 percent of the fair market value of CBI's gross assets held immediately prior to the transaction. For this purpose, amounts paid by Pittsburg to dissenters or to shareholders who receive cash or other property, and amounts used by Pittsburg or CBI to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Pittsburg will be included as assets of Pittsburg or CBI, respectively immediately prior to the Merger.

     4. There is no plan or intention by shareholders of Pittsburg who own 1 percent or more of the Pittsburg stock, and to the best knowledge of the management of Commerce and Pittsburg, there is no plan or intention on the part of the remaining shareholders of Pittsburg to sell, exchange, or otherwise dispose of a number of shares of Commerce stock received in the Merger that would reduce the transferring shareholders' ownership of Commerce's voting stock received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 80 percent of the value of all of the formerly outstanding stock of Pittsburg as of the same date. For this purpose, shares of Pittsburg stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Commerce stock will be treated as outstanding Pittsburg stock on the date of the Merger.
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Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 4



      5. Prior to the Merger, Commerce will hold all of CBI's outstanding stock and, after the Merger, Commerce will hold all of Pittsburg's stock.

      6. Pittsburg has no plan or intention to issue additional shares of its stock that would result in Commerce holding less than 80 percent of Pittsburg's voting stock or less than 80 percent of any other classes of Pittsburg stock. Likewise, Bank has no plan or intention to issue additional shares of its stock that would result in Pittsburg holding less than 80 percent of Pittsburg's voting stock or less than 80 percent of any other classes of Pittsburg stock.

      7. Except for fractional shares, neither Commerce nor any of its subsidiaries has any plan or intention to reacquire any of the Commerce voting stock issued in the Merger or the Exchange.

      8. Neither Commerce nor any of its affiliates has any plan or intention to liquidate Pittsburg; to merge Pittsburg with or into another corporation; to sell or otherwise dispose of the stock of Pittsburg except for transfers of stock to corporations controlled by Commerce; or to cause Pittsburg to sell or otherwise dispose of any of its assets or any of the assets acquired from CBI, except for transfers to a corporation controlled by Commerce.

      9. Neither Pittsburg nor any of its affiliates has any plan or intention to liquidate Bank; to merge Bank into another corporation; to cause Bank to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the Bank stock acquired in the Exchange, except for transfers to a corporation controlled by Pittsburg.

      10. The liabilities of CBI assumed by Pittsburg and the liabilities to which the transferred assets of CBI are subject at the time of the Merger were incurred in the ordinary course of business.

      11. Following the Merger and the Exchange, Pittsburg and Bank will continue their respective historic business or will use a significant portion of their respective historic business assets in a business.

Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 5


     12. All parties (including Bank shareholders) will pay their respective expenses incurred in connection with the Merger and Exchange.

     13. There is no intercorporate indebtedness existing between Pittsburg and any other party to the Merger that was issued, acquired or will be settled at a discount.

     14. At the time of the Merger, Pittsburg will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Pittsburg that, if exercised or converted, would affect Commerce's acquisition or retention of 80 percent of Pittsburg's voting stock or 80 percent of any other classes of Pittsburg stock.

     15. At the time of the Exchange, Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Bank that, if exercised or converted, would affect Pittsburg's acquisition or retention of 80 percent of Bank's voting stock or 80 percent of any other classes of Bank stock.

     16. Commerce will acquire Pittsburg stock representing at least 80 percent of Pittsburg's outstanding voting stock solely in exchange for Commerce voting stock. For this purpose, Pittsburg stock redeemed for cash or other property furnished by Commerce will be considered as acquired by Commerce. Further, no liabilities of Pittsburg or the Pittsburg shareholders will be assumed by Commerce, nor will any of the Pittsburg stock be subject to any liabilities.

     17. Pittsburg will acquire Bank stock solely in exchange for Commerce voting stock. For this purpose, Bank stock redeemed for cash or other property furnished by Pittsburg or Commerce will be considered as acquired by Pittsburg. Further, no liabilities of Bank or the Bank shareholders will be assumed by Pittsburg, nor will any of the Bank stock be subject to any liabilities.

     18. None of the parties to the Merger or Exchange is an investment company within the meaning of section 368(a)(2)(F)(iii) of the Code.

     19. During the five years prior to the Merger, neither Commerce nor any of its affiliates owned directly or indirectly, any shares of the stock of Pittsburg.
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Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 6


     20. On the date of the Exchange, Pittsburg will have acquired all of the Bank stock it owns solely in exchange for Pittsburg voting stock.

     21. On the date of the Merger, the fair market values of the assets of Pittsburg transferred in the Merger will exceed the sum of the liabilities of Pittsburg that are assumed in the Merger or to which transferred assets are subject.

     22. On the date of the Exchange, the fair market value of the assets of Bank will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     23. Pittsburg is not under the jurisdiction of a court in any insolvency proceeding.

     24. Pittsburg will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Commerce, nor will Commerce directly or indirectly reimburse Pittsburg for any payments to dissenters.

     25. The payment of cash to transferring shareholders in lieu of fractional shares of Commerce voting stock is not separately bargained for consideration, and is solely for the purpose of saving Commerce the expense and inconvenience of issuing fractional shares. The total amount of cash paid in lieu of fractional shares will not exceed one percent of the total consideration in the Merger. No shareholder will receive cash for fractional shares in excess of the value of one full share of Commerce voting stock in the Merger.

     26. None of the shares being issued in the Merger is consideration for the performance of services, and none of the compensation received by any shareholder employee of Pittsburg will be allocable to any shares of stock exchanged. All compensation paid to shareholder employees will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.
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Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 7

                                    Opinion
                                    -------

     Based on the assumptions set forth above, our examination of the Agreement, and such other investigations of fact and legal authorities as we have deemed necessary or appropriate, and subject to the conditions and limitations expressed elsewhere herein, it is our opinion that:

     1. The Merger of CBI into Pittsburg will constitute a reorganization both within the meaning of section 368(a)(1)(A) (as amplified by 368(a)(2)(E)) and section 368(a)(1)(B) of the Code.

     2. Pittsburg's acquisition of Bank stock in exchange for Commerce stock will constitute a reorganization within the meaning of section 368(a)(1)(B) of the Code.

     3. Under section 354(a) of the Code, shareholders of Pittsburg will not recognize gain or loss upon the conversion of their Pittsburg stock to Commerce voting stock. Likewise, under section 351(a) of the Code, shareholders of Bank will not recognize gain or loss upon the exchange of their Bank stock for Commerce voting stock.

     4. Under section 358 of the Code, the basis of Commerce's voting stock in the hands of former shareholders of Pittsburg and Bank will equal the basis of the stock exchanged.

     5. Under section 1223(1) of the Code, the holding period of Commerce voting stock received by shareholders (other than dealers) of Pittsburg and Bank will include the holding period of the stock exchanged.

     6. The Merger will not affect the basis or holding period of the assets of Pittsburg or Bank.

     7. Cash paid to holders of shares of Pittsburg stock who dissent or in exchange for Pittsburg stock and cash paid to holders of shares of Pittsburg in lieu of fractional shares will be treated as proceeds from sales of shares on which gain or loss will be recognized.
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Commerce Bancshares, Inc.
Pittsburg Bancshares, Inc.
Pittsburg Bancshares, Inc. Shareholders
City National Bank of Pittsburg
City National Bank of Pittsburg Shareholders
January 9, 1998
Page 8


     Except as otherwise set forth above, we express no opinion to any party to the transactions as to the consequences of the consummation of the transactions described in this letter. We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to the opinion and to Blackwell Sanders Matheny Weary & Lombardi LLP. in the Prospectus. In giving this consent, we do not admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.
                             Very truly yours,


                             /s/ Blackwell Sanders Matheny Weary & Lombardi LLP